EXHIBIT 32

                                 CERTIFICATIONS

                            CERTIFICATION PURSUANT TO
                            10 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection  with the Quarterly  Report of China  Ventures  Limited ("the
Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I. James N.
L. Chow Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

     (2) The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operation of the Company.

                                                        /s/ James N. L. Chow
                                                        ------------------------
                                                        James N. L. Chow
                                                        President, Secretary and
                                                        Principal Financial and
                                                        Accounting Officer

August 10, 2004